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                                                                    EXHIBIT 99.1

June 28, 2002



K-V Pharmaceutical Company
2503 South Hanley Road
St. Louis, Missouri  63144


Re:      Registration Statement on Form S-3 (File No. 333-90094)


Ladies and Gentlemen:

         We have acted as counsel for K-V Pharmaceutical Company, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 4,600,000 shares ("Shares") of the Class A common stock of the Company, $0.01 par value per share, of which 3,285,000 Shares are being issued by the Company, 715,000 Shares are being sold by certain stockholders of the Company (the "Selling Stockholders"), and up to 600,000 Shares may be sold by the Company solely to cover over-allotments in connection with the offering. The Shares are proposed to be sold on the terms and conditions to be set forth in an underwriting agreement by and among the Company, the Selling Stockholders and Credit Suisse First Boston Corporation, Deutsche Bank Securities Inc., Bank of America Securities LLC, CIBC World Markets, Stifel, Nicolaus & Company, Incorporated and UBS Warburg, as representatives of the several underwriters named therein (the "Underwriting Agreement"), a form of which was filed as Exhibit 1 to the captioned registration statement. In connection with this opinion, we have examined such corporate records, certificates and other documents as we have considered necessary or appropriate for the purposes of this opinion. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity of the originals of all documents submitted to us as copies.

         Based only on the foregoing, the undersigned is of the opinion that, when the registration statement on Form S-3 (File No. 333-90094) relating to the Shares has become effective under the Act and the sale of the Shares has been consummated pursuant to the Underwriting Agreement, the Shares will be duly authorized, validly issued, fully paid and non-assessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm in the section of the Registration Statement entitled "Legal Matters."

         Very truly yours,

         /s/ Thompson Coburn LLP